                           DEFINITIVE PROXY MATERIAL

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitve Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMERCIAL FEDERAL CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                CAI CORPORATION
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1)(2) or
    Item 22(a)(2) of Schedule 14A.
[X] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

TITLE OF EACH
CLASS OF                                        PROPOSED
SECURITIES      AGGREGATE NUMBER                MAXIMUM
TO WHICH        OF SECURITIES TO        PRICE   AGGREGATE       AMOUNT
TRANSACTION     WHICH TRANSACTION       PER     VALUE OF        OF FILING
APPLIES         APPLIES                 SHARE   TRANSACTION     FEE
-------------   -----------------       -----   -----------     ----------




[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
         $500 Fee Paid on September 14, 1995
-------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:
         Schedule 14A
-------------------------------------------------------------------------------
(3)     Filing Party:
         Same as above
-------------------------------------------------------------------------------
(4)     Date Filed:
         September 14, 1995
-------------------------------------------------------------------------------

                                CAI CORPORATION
                12770 Colt Road, Suite 902 o Dallas, Texas 75251
                        214-991-7720 o Fax: 214-991-8922

                           YOU DESERVE A CHANCE TO
                          MAXIMIZE THE VALUE OF YOUR
                          COMMERCIAL FEDERAL SHARES

                                                               October 4, 1995

Dear Fellow Stockholder:

   CAI Corporation is the largest holder of Commercial Federal Corporation's common stock. CAI believes that its interests are identical to your own -- to maximize the value of our mutual investment in the Company. We have long been convinced that THE BEST WAY TO ACHIEVE THIS GOAL IS TO ACTIVELY PURSUE A SALE OR MERGER OF THE COMPANY. But for more than two years, CFC's Board of Directors has repeatedly refused CAI's requests to seriously explore such an alternative.

                           NOW IS THE TIME TO MERGE

   We believe that many factors have come together to create a unique window of opportunity for financial institutions such as CFC to maximize stockholder value. These factors include:

   o The significant and UNPRECEDENTED CONSOLIDATION CURRENTLY UNDERWAY IN THE BANKING INDUSTRY.

   o The HISTORICALLY HIGH PRICES CURRENTLY BEING OFFERED BY BANK ACQUIRORS in relation to target institutions' earnings and book values.

   o Current high valuations of bank stocks--which make it easier for acquirors to pay a higher price to the stockholders of financial institutions being acquired.

   o The recognition by many large bank holding companies that achieving efficiency, revenue growth and cost savings by acquiring other banks and thrifts is a strategic imperative.

   All of us, as stockholders of CFC, are fortunate that CFC IS AN ATTRACTIVE ACQUISITION CANDIDATE in this active merger and acquisition environment. We think CFC's Board of Directors should be doing everything possible to give you the opportunity to receive a premium for your shares. We urge you to join with us in letting CFC's Board know that we want them to ACT NOW IN SEEKING TO MAXIMIZE THE VALUE OF OUR MUTUAL INVESTMENT IN CFC.

                     THE RISKS OF CONTINUED INDEPENDENCE

   There can be no assurance that this unique window of opportunity to maximize value through a sale or merger will last much longer. When the window of opportunity closes, CAI believes the value of your CFC shares could decline dramatically. It is apparent to us that:

   o There is NO GUARANTEE THAT ACQUIRORS IN THE FUTURE WILL PAY THE HIGH PREMIUMS being offered at the present time.

   o In the future, acquirors will be less inclined to offer significant premiums for traditional branch networks such as that operated by CFC.

   o The average return on assets for thrift institutions like CFC is significantly lower than the average return on assets for commercial banks.

   o In order for thrifts such as CFC to remain profitable, they must enter new business lines and compete effectively with commercial banks. This requires substantial upfront costs and can be a risky proposition.

WE DON'T THINK CFC SHOULD TAKE THESE RISKS WHEN A MERGER WITH A COMMERCIAL BANK COULD BE A "WIN, WIN" FOR EVERYONE.

   Many banks and thrifts far larger than CFC -- including Midlantic, Fourth Financial, Bank South and Metropolitan Financial -- have recognized the perils of continued independence in this era of consolidation. All of these institutions have recently agreed to merge with larger institutions in tax-free stock for stock transactions where their stockholders will be able to share in the growth opportunities of the combined company. Despite this, WE SEE NO EVIDENCE THAT YOUR BOARD OF DIRECTORS HAS EVEN CONSIDERED THE SIGNIFICANT BENEFITS WHICH COULD BE AFFORDED BY A MERGER OF CFC with a larger bank holding company.

                       YOU CAN PROTECT YOUR INVESTMENT

   If you agree that pursuit of a sale or merger of CFC is in your best interests, and that the risks associated with continued independence are too great, you can TAKE DECISIVE ACTION NOW BY SIGNING, DATING AND SENDING IN YOUR BLUE PROXY CARD TODAY. CAI's nominees are well qualified to be Board members and have broad experience in financial services. Remember, CAI is only seeking two out of nine seats on the CFC Board of Directors and your support for a resolution requesting the Board to seek a sale or merger. We are not seeking to control the Board or to purchase the Company -- we merely wish to MAXIMIZE THE VALUE OF CFC SHARES FOR ALL SHAREHOLDERS.

                        CFC'S BOARD: BUSINESS AS USUAL

   In what we see as a last-minute effort to deflect attention from the real issue being presented to CFC stockholders -- whether concrete action should be taken now to seek a sale or merger of CFC -- the CFC Board has put forth its own resolution. In this resolution, the Board asks stockholders to ask the Board to evaluate the strategic alternatives available to the Company, which the Board then claims it has been doing anyway. This sounds like a lot of wasted motion to us.

   In our view, the Board's resolution is really nothing more than an effort to continue "business as usual"--it contains no commitment to pursue a sale or merger of the Company. If you want to SEND A STRONG AND CLEAR MESSAGE TO
YOUR BOARD OF DIRECTORS THAT YOU WANT THEM TO ACTIVELY PURSUE A SALE OR
MERGER OF CFC NOW, vote FOR CAI's Board nominees, FOR CAI's "Sell or Merge" Resolution which requests the Board to seek a sale or merger and AGAINST the CFC Board's resolution. Please sign, date and mail the enclosed BLUE proxy card today.

   We thank you for your support and interest.

                                          On behalf of CAI Corporation
                                          Sincerely,

                                          /s/ Robin R. Glackin
                                          ------------------------------
                                          ROBIN R. GLACKIN
                                          President and Chief
                                          Executive Officer

                                  IMPORTANT
  1. Be sure to vote on the BLUE proxy card. We urge you not to sign any proxy card which is sent to you by CFC, even as a protest vote against the Board of Directors. Remember, each properly executed proxy you submit revokes all prior proxies.

  2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct him to vote on the BLUE proxy card "FOR" CAI's nominees, "FOR" CAI's Sell or Merge Resolution and "AGAINST" the CFC Board's resolution.

  3. If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           GEORGESON & COMPANY INC.
                       (CALL TOLL-FREE (800) 223-2064)

                                3